Emerson Business Summary:
2010E as of May 19th

2007

2008

2009

2007-09
CAGR

2010E

2009-10
% Change

Sales

$22.1B

$24.8B

$20.9B

(2.8%)

$21.3 to $21.9B

2-5%

OP $*

$3.5B

$4.1B

$3.2B

(4.8%)

OP %*

15.8%

16.5%

15.1%

-

+60 to 100 bps

Operating
Cash Flow

$3.0B

$3.3B

$3.1B

1.2%

$2.9 to $3.1B

Free Cash
Flow *

$2.3B

$2.6B

$2.6B

4.6%

$2.5 to $2.6B

DPS

$1.05

$1.20

$1.32

12.1%

$1.34

1.5%

EPS

$2.66

$3.06

$2.27

(7.6%)

$2.40 to $2.60

6-15%

ROTC

20.1%

21.8%

16.2%

-

17-18%

Emerson Will Be Up on All Key Financial Measures in FY 2010 – We
Had Assumed Euro to USD Exchange Rate at 1.34, but Now It Has
Reduced to 1.25 – Will Hurt Sales in 2nd Half by ~$100M

(3%)-0% Underlying*

Reconciliation of Non-GAAP Financial
Measures

The following reconciles each non-GAAP measure (denoted with an *) with the most directly comparable GAAP measure ($ M):

2007

2008

2009

Operating Profit*

$3,496

$4,082

$3,167

% of sales*

15.8%

16.5%

15.1%

Other Deductions,
net

$105

$229

$483

EBIT

$3,391

$3,853

$2,684

% of sales

15.3%

15.5%

12.8%

Interest Expense, net

$227

$187

$220

Pretax Earnings

$3,164

$3,666

$2,464

% of sales

14.3%

14.8%

11.8%

2010E

Operating Profit*

~$3,345-$3,530

% of sales*

~15.7-16.1%

Interest Expense and
Other Deductions, Net

~$685-$660

Pretax Earnings

~$2,660-$2,870

% of sales

~12.5-13.1%

2010E

Underlying Sales*

(3%)-0%

Currency & Acquisitions

+5 pts

Net Sales

+2% to +5%

2007

2008

2009

2010E

Operating Cash Flow

$3,016

$3,293

$3,086

~$2.9B-$3.1B

Capital Expenditures

$681

$714

$531

~$0.4B-$0.5B

Free Cash Flow*

$2,335

$2,579

$2,555

~$2.5B-$2.6B